E-445
Exhibit No. 16
Form 8-K
Headway Corporate Resources, Inc.
SEC File No. 0-23170


            INTELLECTUAL PROPERTY SECURITY AGREEMENT

     THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement") dated as of March 19, 1998 is made between HEADWAY CORPORATE RESOURCES, INC.
a Delaware corporation (the "Borrower"), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Grantor" and together with the Borrower, the "Grantors") in favor of NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                      W I T N E S S E T H:

     WHEREAS, the Secured Parties have agreed to provide to the Borrower a certain revolving credit facility with a letter of credit sublimit pursuant to the Credit Agreement dated as of March 19, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

     WHEREAS,   each of the Grantors other than the Borrower  is,
directly  or  indirectly,  a  wholly-owned  Subsidiary   of   the
Borrower; and

     WHEREAS, each Grantor other than the Borrower has entered into that certain Guaranty Agreement dated as of the date hereof (the "Guaranty") pursuant to which it has jointly and severally guaranteed payment and performance of the Borrower's Obligations under the Credit Agreement; and

     WHEREAS,    each  Grantor will materially benefit  from  the
Loans and Advances to be made, and the Letter of Credit to be issued, under the Credit Agreement; and

     WHEREAS, as collateral security for payment and performance of the Borrower's Obligations under the Credit Agreement and each other Grantor's Guarantors' Obligations, as defined in the Guaranty, each Grantor is willing to grant to the Agent for the benefit of the Secured Parties a security interest in the assets described herein; and

     WHEREAS,    the Secured Parties are unwilling to enter  into
the Loan Documents unless the Grantors enter into this Agreement;

     NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and Advances and issue Letters of Credit and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. Grant of Security Interest. Each Grantor hereby grants a security interest in and collaterally assigns to the Agent, for the benefit of the Secured Parties, all of the following
(collectively, the "Collateral"):

          (a) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign trademarks, trade names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof (including without limitation each trademark, trade name, trade dress, registration and application identified in Schedule I attached hereto and incorporated herein by reference) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark, excluding, however, the trademarks "Viva," "On-Line" and "Delinko" (collectively, the "Trademarks"); and

          (b) all license agreements regarding Trademarks with any other party, whether such Grantor is a licensor or licensee under any such license agreement (including without limitation the licenses listed on Schedule II attached hereto and incorporated herein by reference), and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Security Agreement) now or hereafter owned by such Grantor and now or hereafter covered by such licenses (collectively, the "Licenses")); and

          (c)  all proceeds of any of the foregoing.

     In addition, each Grantor has executed in blank and delivered to the Agent an assignment of licenses and federally registered trademarks (the "IP Assignment") owned by it in the form of Exhibit A hereto. Each Grantor hereby authorizes the Agent to complete as Assignee and record with the United States Patent and Trademark Office (the "Patent and Trademark Office") each IP Assignment upon the occurrence of an Event of Default that is continuing at the time of filing.

     2. Security for Obligations. The security interests granted under this Agreement (the "Security Interests") by each Grantor secure the payment of all obligations of such Grantor under, in respect of or in connection with this Agreement, the Credit Agreement (including without limitation the Borrower's Obligations thereunder) or the Guaranty (including without limitation its joint and several "Guarantors' Obligations" thereunder), respectively, and each other Loan Document to which such Grantor is or becomes a party (all such obligations being the "Secured Obligations").

     The Security Interests granted by this Agreement are granted in conjunction with the security interests granted to the Agent, for the benefit of the Secured Parties, in other assets of each Grantor pursuant to the other Loan Documents.

     3. Collateral Assignment. In addition to, and not in limitation of, the grant of the Security Interests in the Trademarks and Licenses in Section 1 above, each Grantor hereby grants, assigns, transfers, conveys and sets over to the Agent, for the benefit of the Lenders, the Assignor's entire right, title and interest in and to the Trademarks and Licenses; provided, that such grant, assignment, transfer and conveyance shall become effective only at the election of the Agent after the occurrence of an Event of Default that is continuing at the time of such election. The Grantor hereby agrees that after the effectiveness of such grant, assignment, transfer and conveyance of any of the Trademarks and Licenses, the use by the Agent of any of such Trademarks and Licenses shall be without any liability for royalties or other related charges from the Agent to any Grantor.

     4.   Further Assurances.

          (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable in the Agent's determination, or that the Agent may reasonably request, in order to (i) continue, perfect and protect any Security Interest granted or purported to be granted hereby,
     (ii) upon the Agent's request, perfect the Agent's (for the benefit of the Secured Parties) Security Interest in and assign to the Agent, for the benefit of the Secured Parties, as security for the repayment and satisfaction of the Secured Obligations, all Collateral located in any foreign jurisdiction, and (iii) enable the Agent, for the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to any part of the Collateral. Without limiting the generality of the foregoing, each Grantor will execute and file (with the appropriate governmental offices, authorities, agencies and regulatory bodies in the United States and, upon the Agent's request, any applicable foreign jurisdiction) such supplements to this Agreement and such financing or continuation statements, or amendments thereto, and such other instruments or notices, including executed IP Assignments, with the Patent and Trademark Office, as may be necessary or desirable, or as the Agent, on behalf of the Secured Parties, may reasonably request, in order to perfect and preserve the Security Interests granted hereby.

          (b)   Each  Grantor  hereby authorizes  the  Agent,  on
     behalf of the Secured Parties, upon the occurrence and during the continuation of an Event of Default, to file, where permitted by law, one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) Each Grantor will furnish to the Agent, on behalf of the Secured Parties, from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent, on behalf of the Secured Parties, may reasonably request, all in reasonable detail.

          (d) Each Grantor agrees that, should it have or obtain an ownership interest in any trademark or trademark application that is not now identified on Schedule I or any license agreement in respect of any trademark that is not now identified on Schedule II: (i) the provisions of this Agreement shall automatically apply to such item, and such item shall automatically become part of the Collateral; and
     (ii) such Grantor shall, within three months after acquiring or becoming aware of such ownership interest, (A) give written notice thereof to the Agent and, (B) with respect to Trademarks cause the ownership of such Collateral with respect to Trademarks and Licenses, prepare, execute and file in the Patent and Trademark Office or, upon the Agent's request, in the equivalent agencies in any foreign jurisdiction, within the requisite time period, all documents that are known by such Grantor to be necessary or that the Agent, on behalf of the Secured Parties, reasonably requests in order to perfect the Security Interest of the Agent, on behalf of the Secured Parties, therein. Each Grantor authorizes the Agent, on behalf of the Secured Parties, to execute and file such a document in the name of such Grantor if such Grantor fails to do so.

          (e) Each Grantor agrees that should any of its Subsidiaries (other than a corporation which is a party hereto and whether now or hereafter existing) obtain any ownership interest in any United States or foreign intellectual property of a nature that would be Collateral hereunder if owned by such Grantor, such Grantor shall either cause such corporation, but with respect to foreign intellectual property only upon the Agent's request, (i) to become a party to the Guaranty and a party hereto, or (ii) to transfer and assign all such corporation's ownership interests therein to such Grantor, whereupon the provisions of subsection (d) of this Section 4 shall be applicable thereto.

          (f)   Each  Grantor agrees: (i) to take  all  necessary
     steps in any proceeding before the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or in any court, to maintain each trademark now or hereafter included in the Collateral, including the filing of divisional, continuation, continuation-inpart and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition and infringement proceedings; (ii) to bear any expenses incurred in connection with such activities; and (iii) not to abandon any material pending application with respect to any of the Collateral, without the prior written consent of the Agent.

          (g) Notwithstanding subsection (f) above, Grantor shall do any act or omit to do any act whereby any of the Collateral may become dedicated or abandoned, except where such dedication or abandonment (i) will not materially adversely affect the business, condition (financial or otherwise), operations, performance, or properties of such Grantor individually or of such Grantor and its Subsidiaries taken as a whole, and (ii) is in the ordinary course of such Grantor's business. Each Grantor agrees to notify the Agent promptly and in writing if it learns that any of the Collateral may become abandoned or dedicated or of any adverse determination or any development (including without limitation the institution of any proceeding in the Patent and Trademark Office or in the equivalent agencies in any foreign jurisdiction, or any court) regarding any part of the Collateral.

          (h) In the event that any of the Collateral as to which it has granted the Security Interests is infringed or misappropriated by a third party, such Grantor shall promptly notify the Agent and shall take all reasonable steps to terminate the infringement or misappropriation, and take such other actions as such Grantor shall deem appropriate under the circumstances to protect such
     Collateral. Any expense incurred in connection with such activities shall be borne by such Grantor.

          (i) Each Grantor agrees (i) to maintain the quality of any and all products in connection with which the Collateral is used, consistent with the quality standards established by such Grantor for said products as of the date of determination, and (ii) to provide the Agent, on behalf of the Secured Parties, at least quarterly, with a certificate of an officer of such Grantor certifying such Grantor's compliance with the foregoing subsections (a) through (h).

          (j) Each Grantor shall protect its products with markings or such other measures as are required by statute.

     5. General Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) It has the unqualified right to enter into this Agreement and to perform its terms.

          (b) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required either (i) for the grant by such Grantor of the Security Interests granted hereby (excluding such licenses which, by their terms, require the consent of the licensor to assign the license but as to which such Grantor represents and warrants such consent has been made in writing, copies of which have been delivered to the Secured Parties) or for the execution, delivery or performance of this Agreement by such Grantor, or (ii) for the perfection of or the exercise by the Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for the filing of this Agreement with the Patent and Trademark Office and with the equivalent offices in any foreign jurisdiction with respect to each Trademark, and the filings required by the Uniform Commercial Code of the State in which such Grantor maintains its chief executive office, and except to the extent that the exercise of rights and remedies may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally or by general principles of equity.

          (c) Set forth on Schedule II is a list, which is complete and accurate in all material respects as of the date hereof, of Licenses of such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's commercial operations or materially used in the performance of executive search, temporary staffing, pay-rolling and strategic advisory services, including the expiration date of such Licenses.

          (d)   Each  License  of  such  Grantor  identified   on
     Schedule II is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid and enforceable. No action or proceeding is pending or threatened seeking to limit, cancel or question the validity of Collateral.

          (e) It has notified the Agent in writing of all uses of any Trademark prior to such Grantor's use, of which such Grantor is aware, which would in the reasonable judgment of such Grantor lead to such item becoming invalid or unenforceable, including prior unauthorized uses by third parties and uses that were not supported by the goodwill of the business connected with such item.

          (f) It has not granted any release, covenant not to sue, or nonassertion assurance to any third person, nor allowed any shop right to arise with respect to any third person, with respect to any part of the Collateral.

          (g) It has protected its Collateral with markings or as otherwise required by statute.

          (h) The actions contemplated under or in connection with the Loan Documents will not impair the legal right of such Grantor to use any of the Collateral.

          (i)   Except  as  disclosed to the Lenders  in  writing
     prior  to  the date of this Agreement, such Grantor  has  no knowledge of the existence of any right under any patent, trademark, license agreement, trade name, trade secret, knowhow, confidential research, development and commercial information, or other proprietary information held by any other Person that would preclude such Grantor from providing executive search, temporary staffing, pay-rolling and strategic advisory services (except, in each case, to the extent that such Grantor has granted an exclusive license to another Person), or materially interfere with the ability of such Grantor to carry on its business as currently carried on, and such Grantor has no knowledge of any claim to the contrary that is likely to be made.

          (j) Such Grantor has used consistent standards of quality in the provision of each service provided under any Collateral, and has taken all steps necessary to ensure that all licensed users of any Collateral use such consistent standards of quality.

          (k) None of such Grantor's Subsidiaries (except to the extent that such Subsidiaries are also Grantors hereunder) has an ownership interest in any trademark, trade name, trade dress, service marks, trademark or service mark registrations or any applications for trademark or service mark registration or any other intellectual property of a nature that would be Collateral hereunder if owned by such Grantor.

          (l) No claim has been made (and, as to Collateral with respect to which such Grantor is a licensor, to the knowledge of such Grantor, no claim has been made against the third party licensee), and such Grantor has no knowledge of any claim that is likely to be made, that the use by such Grantor of any Collateral may be reasonably likely to violate the rights of any Person.

     6. Trademark Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) It is the sole, legal and beneficial owner of the entire right, title and interest in and to the Trademarks purported to be granted by it hereunder, free and clear of any Lien, security interest, option, charge, pledge, registered user agreement, assignment (whether conditional or not), or covenant, or any other encumbrance, except for the Security Interests created or permitted by this Agreement or the Credit Agreement and certain Licenses and registered user agreements described on Schedule II and any liens relating to that certain $50,000,000 Senior Credit Facilities dated September 15, 1997 between the Borrower, ING (U.S.) Capital Corporation and the various lenders named therein, which liens are being terminated on the date hereof. No financing statement or other instrument similar in effect covering all or any part of the Trademarks purported to be granted by such Grantor hereunder is on file in any recording office, including, without limitation, the Patent and Trademark Office and the equivalent offices in any foreign jurisdiction, except such as may have been filed in favor of the Agent, for the benefit of the Lenders.

          (b) Set forth on Schedule I is a list of all of the Trademarks owned by such Grantor necessary for the conduct of its business as currently conducted or utilized in such Grantor's commercial manufacturing operations or used in the selling or marketing of such Grantor's products.

          (c)   Each  Trademark  of  such Grantor  identified  on
     Schedule I is validly subsisting and has not been abandoned or adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid, registrable and enforceable.

     7.   Transfers and Other Liens.   No Grantor shall:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Collateral, except as permitted by the Credit Agreement, except that any Grantor may license the Collateral (i) in the ordinary course of such Grantor's business, provided that such license is necessary or desirable in the conduct of such Grantor's business, or (ii) in connection with a sale of assets in compliance with the Credit Agreement, provided that such license shall be on terms reasonably expected to maximize the gain to such Grantor resulting from the granting of such license. The Agent, for the benefit of the Lenders, shall execute any documents that such Grantor may reasonably request in order to permit the Grantor to exercise its right hereunder to license the Collateral, provided that the Agent shall not be required to do anything that may, in the sole judgment of the Agent, adversely affect the validity of the Security Interests or the assignment of the Collateral located in any foreign jurisdiction;

          (b) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the Security Interests created by this Agreement; or

          (c) take any other action in connection with any of the Collateral that would impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would impair the interest or rights of the Agent for the benefit of the Secured Parties.

     8. Agent Appointed AttorneyinFact. Without limiting any other provision of this Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably appoints the Agent, for the benefit of the Lenders, as such Grantor's attorneyinfact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

          (c) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

          (d) to execute, in connection with the sale provided for in Section 11 hereof, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

     9.   Agent May Perform.

          (a) If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 12(b) hereof to the fullest extent permitted by applicable law.

          (b) The Agent or its designated representatives shall have the right to the extent reasonably requested and upon reasonable prior notice, at any reasonable time during normal business hours of such Grantors and from time to time, to inspect the Grantors' premises and to examine the Grantors' books, records and operations relating to the Collateral; provided, however, that prior to the occurrence and continuation of an Event of Default, such right to make such inspections shall be limited to twice annually.

     10. The Agent's Duties. The powers conferred on the Agent, for the benefit of the Secured Parties, hereunder are solely to protect the interest of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, neither the Agent nor any Lender shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such party accords its own similar property.

     11.   Remedies  Upon Acceleration Event.   If  an  Event  of
Default shall have occurred and be continuing:

          (a) The Agent, for the benefit of the Lenders, may exercise in respect of the Collateral of any defaulting Grantor, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as in effect in the State of New York (the "UCC") and also may (i) exercise any and all rights and remedies of such Grantor under, in connection with, or otherwise in respect of, such Collateral, including the completion and filing of the IP Assignment, (ii) require such Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the documents embodying such Collateral as directed by the Agent and make it available to the Agent, for the benefit of the Lenders, at a place to be designated by the Agent that is reasonably convenient to both the Agent and such Grantor, (iii) occupy any premises owned or leased by such Grantor where documents embodying such Collateral or any part thereof are assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under applicable law, without obligation to such Grantor in respect of such occupation,
     (iv) license such Collateral or any part thereof, and (v) without notice except as specified below, sell such Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) All payments received by any defaulting Grantor under or in connection with any of such Collateral shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be immediately paid over to the Agent, for the benefit of the Secured Parties, in the same form as so received (with any necessary endorsement).

          (c) All payments made under or in connection with or otherwise in respect of the Collateral of any defaulting Grantor, and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of such Collateral may, in the discretion of the Agent, be held by the Agent, for the benefit of the Lenders, as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 12 hereof) for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations, in such order set forth in
     Section 10.5 of the Credit Agreement. Any sale or other disposition of the Collateral and the possession thereof by the Agent shall be in compliance with all provisions of applicable law (including applicable provisions of the UCC).

     12.  Indemnity and Expenses.

          (a) Each Grantor agrees to indemnify each of the Secured Parties from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement that are incurred thereby (including without limitation enforcement of this Agreement), except claims, losses or liabilities directly resulting from such Secured Party's gross negligence or willful misconduct.

          (b) Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Agent, for the benefit of the Secured Parties, may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

     13.   Absolute  Rights and Obligations.  All rights  of  the
Secured Parties in the Security Interests granted hereunder,  and
each   of   the  Secured  Obligations,  shall  be  absolute   and
unconditional irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured
     Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document, including, but not limited to, (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to the Borrower in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

          (b) any taking and holding of collateral or guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the other
     Security Instruments) for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any such collateral or guarantees, or any nonperfection of any such collateral, or any consent to departure from any such guaranty;

          (c) any manner of application of collateral, or proceeds thereof, securing payment or enforcement of all or any of the Secured Obligations, or the manner of sale of any such collateral;

          (d) any consent by the Secured Parties to the change, restructure or termination of the corporate structure or existence of the Borrower or any Grantor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

          (e) any modification, compromise, settlement or release by the Secured Parties, by operation of law or otherwise, collection or other liquidation of the Secured Obligations or the liability of the Borrower, any Grantor or any Guarantor or of any collateral for the Secured Obligation (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments), in whole or in part, and any refusal of payment by the Agent or any Lender in whole or in part, from any obligor or Guarantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Grantor; or

          (f)    any   other   circumstance  (including   without
     limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or a Grantor.

     The granting of a Security Interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, upon the insolvency, bankruptcy or reorganization of the Borrower or any Grantor or otherwise, all as though such payment had not been made.

     14. Waiver. Each Grantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Secured Parties protect, secure, perfect or insure any Security Interest or any Collateral subject thereto or exhaust any right or take any action against any Grantor or any other Person (including without limitation any Guarantor) or any collateral securing payment of the Secured Obligations (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments).

     15. Subrogation. Prior to termination of this Agreement in accordance with the provisions of Section 17(c) hereof, no Grantor will exercise any rights that it may acquire by way of subrogation under this Agreement. If an amount shall be paid to such Grantor on account of such subrogation rights at any time prior to termination of this Agreement in accordance with the provisions of Section 17(c) hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent, for the benefit of the Secured Parties, to be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the Guaranty.

     16.  Amendments, Etc.

          (a)   Except  as  provided in subsection  (b)  of  this
     Section 16 no amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Upon the execution and delivery by any Person of a supplement to this Agreement, which such supplement shall be in the form of Exhibit B hereto, pursuant to which such Person agrees to become a party hereto (each an "Intellectual Property Security Agreement Supplement"), (i) such Person or entity shall be referred to as an "Additional Grantor" and shall be and become a Grantor and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the schedules attached to each Intellectual Property Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I and II hereto, and the Agent may attach such supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant hereto.

          (c) Any person that executes an Intellectual Property Security Agreement Supplement shall also execute and deliver such financing statements and all further instruments and documents and take all further action that may be necessary or desirable or that the Agent may reasonably request in order to perfect and protect any Security Interest purported to be granted thereby.

     17.   Continuing  Security Interest; Assignments  Under  the
Credit Agreement; Release of Collateral.

          (a) This Agreement shall create a continuing Security Interest in the Collateral and shall (i) remain in full force and effect until terminated in accordance with the provisions of Section 17(c) hereof, (ii) be binding upon each Grantor, its successors and assigns, provided, however, subject to Section 9.7 of the Credit Agreement, no Grantor shall make any assignment hereof without the prior consent of the Agent, and (iii) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article XI thereof (concerning the Agent) and Section 12.1 thereof concerning assignments and participations.

          (b) Except as permitted by the Credit Agreement, no Grantor shall sell, lease, transfer or otherwise dispose of any item of Collateral during the term of this Agreement without the prior written consent of the Agent to such sale, lease, transfer or other disposition.

          (c) On the Collateral Termination Date, the Collateral shall be automatically released from the Liens created hereby, all rights to the Collateral shall automatically revert to the Grantors, and this Agreement and all obligations of the Grantors hereunder shall terminate without delivery of any instrument or performance of any act by any party. Upon such termination of this Agreement, the Agent shall reassign and redeliver such Collateral then held by or for the Agent and the Lenders and execute and deliver to each Grantor such documents as it shall reasonably request to evidence such termination.

     18. Additional Collateral. If any Grantor shall acquire or hold any additional Trademarks not listed on Schedules I or II hereto which are required to be subject to an Intellectual Property Security Agreement pursuant to the terms of Article IV,
Section 8.19 or any other provision of the Credit Agreement (any such Trademarks being referred to herein as the "Additional Collateral"), such Grantor shall deliver to the Agent for the benefit of the Lenders (i) a revised Schedule I or II hereto, as applicable, reflecting the ownership and pledge of such Additional Collateral and (ii) an Intellectual Property Security Agreement Supplement in the form of Exhibit B hereto with respect to such Additional Collateral duly completed and signed by such Grantor. Each Grantor shall comply with the requirements of this
Section 18 concurrently with the acquisition of any such Additional Collateral within the time period specified in Article IV of the Credit Agreement.

     19. Definitions. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in New York, and such definitions are hereby incorporated herein by reference and made a part hereof.

     20. Entire Agreement. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

     21. Further Assurances. Each Grantor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Each Grantor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such issuers or obligors.

     22. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

     23. Swap Agreements. All obligations of the Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

     24. Severability. If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this
Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

     25. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     26. Termination. This Agreement and all obligations of each Grantor hereunder shall terminate on the Collateral Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Secured Parties hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Grantors, reassign and redeliver to each applicable Grantor such Collateral then held by or for the Agent and execute and deliver to such Grantor such documents as such Grantor shall reasonably request and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

     27. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to, and issuing of Letters of Credits for the benefit of, the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the each Grantor's grant of a Security Interest in the Collateral pursuant to the terms hereof.

     28. Notices. Any notice required or permitted hereunder shall be given, (a) with respect to each Pledgor, at the address of the Borrower indicated in Section 12.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 12.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in
Section  12.2 of the Credit Agreement.

     29.  Governing Law; Venue; Waiver of Jury Trial.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE
     TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK,
     STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED BY SECTION
     12.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY PLACE WHERE ANY GRANTOR OR ANY OF SUCH GRANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH GRANTOR AND THE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     IN WITNESS WHEREOF, the parties have duly executed this Intellectual Property Security Agreement on the day and year first written above.

                         GRANTORS:

                         HEADWAY CORPORATE RESOURCES, INC.

                         By: (Signature)

                         WHITNEY PARTNERS, L.L.C.
                         HEADWAY   CORPORATE  STAFFING  SERVICES,
INC.
                         CERTIFIED TECHNICAL STAFFING, INC.
                         CORPORATE STAFFING ALTERNATIVES, INC.
                         HEADWAY CORPORATE STAFFING SERVICES
                            OF NEW YORK, INC.
                         HEADWAY PERSONNEL, INC.
                         HEADWAY CORPORATE STAFFING SERVICES
                            OF NORTH CAROLINA, INC.
                         HEADWAY CORPORATE STAFFING SERVICES
                            OF CONNECTICUT, INC.
                         ASA PERSONNEL SERVICES, L.L.C.
                         E.D.R. ASSOCIATES, INC.
                         HCSS WEST, INC.
                         HCSS HOLDINGS, INC.
                         HCSS EAST, INC.
                         CHENEY ASSOCIATES, L.L.C.

                         By: (Signature)

                         AGENT:

                         NATIONSBANK, NATIONAL ASSOCIATION,
                           as Agent for the Lenders

                         By: (Signature)